UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ESS TECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
ESS Tech, Inc. (the “Company”) filed its definitive proxy statement, dated April 7, 2023 (the “Proxy Statement”), and the related proxy card for the Company’s 2023 Annual Meeting of Stockholders to be held on May 19, 2023 (the “Annual Meeting”) with the Securities and Exchange Commission (the “SEC”).
On May 3, 2023, the Company filed a Current Report on Form 8-K (the “Current Report”) with the SEC announcing the appointment by the audit committee of the Board of Directors of the Company of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
This supplement, dated May 3, 2023 (the “Supplement”) and amended proxy card are being filed with the SEC to add a new Proposal 3 for the stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (“Proposal 3”).
Other than as indicated herein, no other changes have been made to the Proxy Statement or the proxy card as originally filed and mailed.
From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

26440 SW Parkway Ave, Bldg. 83
Wilsonville, Oregon 97070
AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Pacific time, on Friday, May 19, 2023.
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/GWH2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
1.To elect two Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified.
2.To approve an amendment to our Certificate of Incorporation to reflect recently adopted Delaware law provisions regarding officer exculpation.
3.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
4.To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	March 24, 2023 Only stockholders of record as of March 24, 2023 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 7, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessible on or about April 7, 2023 by visiting https://investors.essinc.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Kelly F. Goodman
Corporate Secretary and Vice President of Legal
Wilsonville, Oregon
May 3, 2023

Whether or not you expect to attend the annual meeting, we encourage you to read the Proxy Statement and the proxy statement supplement accompanying this amended notice and vote over the Internet, by telephone or by requesting and mailing your proxy card as soon as possible, so that your shares may be represented at the annual meeting. For specific instructions on how to vote your shares, please refer to the section titled “Questions and Answers about the Proxy Materials and our Annual Meeting” beginning on page 1 of the Proxy Statement and the instructions on the Notice of Internet Availability.

ESS TECH, INC.
PROXY STATEMENT SUPPLEMENT
FOR 2023 ANNUAL STOCKHOLDERS MEETING
To be held at 8:00 a.m., Pacific time, on Friday, May 19, 2023
This Proxy Statement Supplement (this “Supplement”), dated May 3, 2023, is being made available to stockholders of ESS Tech, Inc. (the “Company”) on or about May 3, 2023, in connection with the solicitation of proxies by our Board of Directors (“Board”) for the Company’s 2023 Annual Stockholders Meeting to be held on Friday, May 19, 2023 at 8:00 a.m., Pacific time (the “Annual Meeting”). This Supplement, which adds to and amends the definitive proxy statement dated April 7, 2023 (the “Proxy Statement”), includes a new proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and an amended proxy card.
New Proposal No. 3 – Ratification of KPMG LLP. Proposal No. 3, which has been added to the agenda for the Annual Meeting, proposes the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
Amended Proxy Card. The enclosed amended proxy card (the “Amended Proxy Card”) differs from the proxy card previously furnished to you with the Proxy Statement (the “Original Proxy Card”), as the Amended Proxy Card includes new Proposal No. 3 for the ratification of KPMG LLP. If you have already voted, we encourage you to resubmit your vote on all three proposals by submitting the Amended Proxy Card by mail or by submitting a proxy by telephone or over the Internet by following the procedures on the Amended Proxy Card. If you vote by telephone or over the Internet, you do not need to return a proxy card by mail. However, if you return, or have already returned, an Original Proxy Card, then the votes indicated on such Original Proxy Card will remain valid for each of the proposals and director nominee elections other than Proposal No. 3 and will be voted at the Annual Meeting unless revoked. PLEASE NOTE THAT THE SUBMISSION OF A NEW PROXY CARD WILL REVOKE ALL PRIOR PROXY CARDS SUBMITTED, SO IT IS IMPORTANT TO INDICATE YOUR VOTE FOR EACH PROPOSAL ON THE NEW PROXY CARD, INCLUDING THOSE INCLUDED ON THE ORIGINAL PROXY CARD.
Except as indicated herein, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement, which contains important additional information.

Capitalized terms used in this Supplement, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.
The following should be added as the third bullet point under the section entitled “What proposals will be voted on at the annual meeting?” on page 1 of the Proxy Statement.

·	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
The following should be added as the third bullet point under the section entitled “How does the board of directors recommend that I vote on these proposals?” on page 1 of the Proxy Statement.

·	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
The following should be added as the third bullet point under the section entitled “How many votes are needed for approval of each proposal?” on page 3 of the Proxy Statement.

·
Proposal No. 3: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares cast. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

The following should be added as Proposal No. 3, which should begin on page 19 of the Proxy Statement.
PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
At the annual meeting, we are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of KPMG LLP, then our audit committee may reconsider the appointment. A representative of KPMG LLP is expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Changes in Certifying Accountant
As previously disclosed on our Current Reports on Form 8-K filed with the SEC on April 14, 2023 and May 3, 2023, Ernst & Young LLP (“EY”) informed the Company that it declined to stand for re-election as the

Company’s registered public accounting firm for the audit of the fiscal year ending December 31, 2023 and, upon the approval of our audit committee, KPMG LLP was engaged as the company’s independent registered public accounting firm to audit the company’s consolidated financial statements for the year ending December 31, 2023.
EY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through April 14, 2023, (i) there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for (A) the material weakness in the Company’s internal controls over financial reporting disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2022, relating to the operating effectiveness of internal controls over the review and analysis of certain transactions within the Company’s financial statement close process, and (B) the material weaknesses in the Company’s internal controls over financial reporting disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2021, relating to (1) the identification and review of technical issues associated with research and development, raw materials purchase commitments and equity processes which resulted in adjustments to restate the 2019 financial statements and correct the 2020 financial statements; and (2) the review and analysis of certain transactions within the Company’s financial statement close process.
The Company determined that it remediated the material weakness related to the identification and review of technical issues associated with research and development, raw materials purchase commitments and equity processes. The material weakness relating to the operating effectiveness of internal controls over the review and analysis of certain transactions within the Company’s financial statement close process has not been remediated as of the date of this Proxy Statement.
During the Company’s fiscal years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023 to May 2, 2023, neither the Company, nor anyone on the Company’s behalf, consulted with KPMG LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Auditor Independence
In 2022, there were no other professional services provided by KPMG LLP that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.
Vote Required
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the voting power of the shares cast. Abstentions will have no effect on the outcome of the vote on this proposal.
Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

VOTING AND REVOCABILITY OF PROXIES
Please vote as soon as possible using the Amended Proxy Card enclosed with this Supplement, which includes new Proposal No. 3 – the ratification of KPMG LLP. If you already have voted, you are not required to vote again. If you would like to vote for the ratification of KPMG LLP, however, you must vote again using the Amended Proxy Card.
If you return, or have already returned, an Original Proxy Card, then the votes indicated on such Original Proxy Card will remain valid for each of the proposals and director nominee elections other than Proposal No. 3 and will be voted at the Annual Meeting unless revoked. Please note that the submission of a new proxy card will revoke all prior proxy cards submitted, so it is important to indicate your vote for each proposal on any new proxy card, including those included on the Amended Proxy Card, the Original Proxy Card or any previously submitted proxy card.
If the Amended Proxy Card or Original Proxy Card is properly signed, dated and returned and is not revoked, the proxy will be voted at the Annual Meeting in accordance with your instructions indicated on the proxy card. If no instructions are given on how to vote your shares, your proxy will be voted in accordance with the Board’s recommendations on the proposals included on such proxy card.
You may revoke your proxy and change your vote at any time before your vote is due, including the final vote at the Annual Meeting if you have the right to vote at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS AMENDED PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V17715-P88212 1a. Sandeep Nijhawan 1. Election of Directors Nominees: 1b. Kyle Teamey The Board of Directors recommends you vote FOR proposals 2 and 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Amendment of our certificate of incorporation to reflect recently adopted Delaware law provisions regarding officer exculpation. 3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Withhold For Against Abstain !! !! ! !! ESS TECH, INC. The Board of Directors recommends you vote FOR the following: THIS PROXY CARD HAS BEEN REVISED TO REFLECT THE NEW PROPOSAL 3. ESS TECH, INC. 26440 SW PARKWAY AVE., BLDG. 83 WILSONVILLE, OREGON 97070 ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GWH2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, the Amended Notice of the Annual Meeting dated May 3, 2023, the Proxy Statement and the Proxy Statement Supplement are available at www.proxyvote.com. V17716-P88212 AMENDED PROXY CARD ESS TECH, INC. Annual Meeting of Stockholders May 19, 2023 8:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Eric Dresselhuys and Anthony Rabb, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ESS TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 2023 at 8:00 AM, Pacific Time, at www.virtualshareholdermeeting.com/GWH2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side